SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 12, 2004

Phillips-Van Heusen Corporation
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant's telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 12, 2004, the Registrant entered into an Employment Agreement with Bruce Klatsky that provides for the continuation of Mr. Klatsky's employment as Chairman and Chief Executive Officer for a period of six years. In connection with entering into the agreement and in consideration for the option grant described below, Mr. Klatsky has agreed to forego future participation in any long-term incentive compensation plan of the Registrant, including the receipt of annual stock option grants in 2004 or later years under the Registrant's stock option plans and participation in performance cycles under the Registrant's Long Term Incentive Plan beginning in 2004 or later years. Mr. Klatsky has also agreed to certain restrictive covenants governing competitive and other activities during and after employment (as described below). The agreement provides for continuation of Mr. Klatsky's employment during the term at no less than his current base salary, as well as for his participation in any annual incentive programs of the Registrant as in effect from time to time for executives.

As part of the agreement, Mr. Klatsky has been granted stock options under the Registrant's stock option plans to purchase 1,750,000 shares of Registrant's common stock. The grant is intended to recognize value created for the Registrant and its stockholders by virtue of the Registrant's acquisition of Calvin Klein, in which Mr. Klatsky played a principal role. Since February 12, 2003, the date of the Calvin Klein acquisition, the Registrant's stock price has increased from $11.95 to $18.75, the fair market value of Registrant's common stock on the date of grant, a 57% increase. The options have a seven-year term and vest on the sixth anniversary of the date of grant. The options are subject to accelerated vesting in increments of 50%, 25% and 25% if the Registrant's common stock trades at a 20-consecutive trading day average of $22.50, $25.00 and $27.50, respectively. The stock would need to increase by 88%, 109% and 130%, respectively, from the stock price on the date of acquisition in order to reach these accelerated vesting levels. In addition, the stock would also vest on an accelerated basis upon the earliest to occur of (i) a termination of the Mr. Klatsky's employment by the Registrant without Cause (as defined) or by him for Good Reason (as defined), (ii) upon his death or Disability (as defined), or (iii) upon a Change in Control (as defined). Upon a termination of Mr. Klatsky's employment (other than for Cause), any vested portion of the option will remain exercisable for the shorter of three years from the date of termination (the period applicable to retirees under the Registrant's 1997, 2000 and 2003 stock option plans) and the remaining portion of the seven-year option term.

The employment agreement also provides for certain payments upon the termination of Mr. Klatsky's employment, which payments are generally provided for under pre-existing plans and agreements with Mr. Klatsky. The payments include the following:

    Upon a termination by the Registrant or a Change in Control, all accrued benefits under the Registrant's Supplemental Savings Plan and Supplemental Pension Plan will be paid to Mr. Klatsky in a lump sum.
    Benefits under the capital accumulation program agreement between Mr. Klatsky and the Registrant, dated as of February 12, 1987, as amended, will become immediately payable in an undiscounted lump sum upon a termination of his employment (i) by the Registrant without Cause or by Mr. Klatsky for Good Reason, (ii) upon Mr. Klatsky's retirement, death or Disability or (iii) upon a termination of employment following a Change in Control. Upon a termination for Cause, the benefit under this agreement will be forfeited.
    Upon a termination of Mr. Klatsky's employment by the Registrant without Cause, or by Mr. Klatsky with Good Reason, he will also be entitled to receive:
        the severance payment and benefits continuation provided pursuant to Section 5 of the Registrant's Special Severance Benefit Plan as in effect as of January 1, 2004 upon a termination of employment following a "change in control" (as defined in the Special Severance Benefit Plan);
        an amount equal to Mr. Klatsky's unpaid base salary for services through the date of termination;
        any outstanding stock options (including the grant described above) will vest and remain exercisable for the period applicable to retirees under the applicable option plan (with respect to the option described above, this means the shorter of three years and the remainder of the seven-year term);
        any amounts earned or owing to Mr. Klatsky but not yet paid, including any incentive payment earned for performance periods that have ended prior to the date of termination; and
        other payments, entitlements or benefits, if any, to which Mr. Klatsky has rights will be paid or provided in accordance with terms of the applicable plans, programs, arrangements or other agreements of the Registrant or any affiliate thereof.
    If Mr. Klatsky's employment is terminated by reason of his death or Disability, he will also be entitled to receive:
        an amount equal to his unpaid base salary for services through the date of termination;
        any outstanding stock options (including the grant described above) will vest and remain exercisable for the period applicable to retirees under the applicable option plan (with respect to the option described above, this means the shorter of three years and the remainder of the seven-year term);
        until the third anniversary of the date of termination, continued coverage of Mr. Klatsky and his eligible dependents, as applicable, under the Registrant's medical insurance plan, as in effect from time to time with respect to executives of the Registrant;
        any amounts earned or owing to Mr. Klatsky but not yet paid, including any incentive payment earned for performance periods that have ended prior to the date of termination; and
        other payments, entitlements or benefits, if any, to which Mr. Klatsky has rights will be paid or provided in accordance with terms of the applicable plans, programs, arrangements or other agreements of the Registrant or any affiliate thereof.
    If Mr. Klatsky's employment is terminated by the Registrant for Cause, all obligations to Mr. Klatsky will terminate, other than for the payment of the amounts and provision of the benefits set forth below:
        an amount equal to Mr. Klatsky's unpaid base salary for services through the date of termination;
        for 90 days after the date of termination, the portion of the option grant described above that was vested, if any, will remain exercisable, and the portion that was not vested will be forfeited and cancelled effective as of the date of termination; and
        other payments, entitlements or benefits, if any, to which Mr. Klatsky has rights will be paid or provided in accordance with applicable plans, programs, arrangements or other agreements of the Registrant or any affiliate thereof.
    Any voluntary resignation by Mr. Klatsky (which shall not include a resignation in connection with a termination by the Registrant for Cause) will be deemed to be a retirement and will be treated as a retirement for purposes of any plan, policy, program or arrangement of the Registrant or any affiliate thereof as to which Mr. Klatsky has any rights. For purposes of the Registrant's plans, policies, programs and arrangements, the definition of retirement generally includes retirement after attaining age 55 and completing ten years of service (Mr. Klatsky satisfies these requirements today). Upon retirement, the portion of the option grant described above that was vested as of the retirement date, if any, will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term, with the remainder forfeited and cancelled as of the date of retirement. All other outstanding options, if any, will vest and will remain exercisable for the period applicable to retirees under the applicable option plan. Upon termination due to retirement, Mr. Klatsky will also be entitled to any amounts earned or owing but not yet paid, including any incentive payment earned for performance periods that have ended prior to his retirement date.
    Upon a Change in Control, the option grant described above and all other outstanding stock options will vest. A termination of Mr. Klatsky's employment following the Change in Control (other than a termination by the Registrant for Cause) will be treated as a "retirement" for purposes of the post-termination exercise period under the applicable option plan. With respect to the option described above, this means that it will remain exercisable for the shorter of three years from such retirement date and the remaining portion of the seven-year term. With respect to all other options, it means that they will remain exercisable for the period applicable to retirees under the applicable option plan (generally, the shorter of three months after retirement or the remaining term for options granted prior to June 1997 and the shorter of three years or the remaining term for options granted after June 1997). In addition, consistent with prior agreements between the Registrant and Mr. Klatsky, in the event that any payments, entitlements or benefits received under the employment agreement or otherwise are subject to the excise tax imposed under section 4999 of the Internal Revenue Code, an additional payment will be made to restore Mr. Klatsky to the after-tax position that he would have been in if the excise tax had not been imposed.

The employment agreement also contains restrictive covenants, including a confidentiality provision, a provision prohibiting Mr. Klatsky from competing against the Registrant (other than after a Change in Control) and soliciting its customers and employees and a mutual non- disparagement clause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips-Van Heusen Corporation

By: /s/ Mark D. Fischer

Mark D. Fischer, Vice President

Date: April 13, 2004